THE STATE OF TEXAS

                           SECRETARY OF STATE

     The undersigned, as Secretary of State of the State of Texas, HEREBY CERTIFIES that the attached is a true and correct copy of the following described instruments on file in this office:
                           WEST TEXAS UTILITIES COMPANY

RESTATED ARTICLES OF INCORPORATION                                MAY 25, 1977
ARTICLES OF AMENDMENT                                             MAY 10, 1979
CHANGE OF REGISTERED OFFICE AND/OR AGENT                      OCTOBER 19, 1979
ARTICLES OF AMENDMENT                                         OCTOBER 15, 1982
STATEMENT OF RESOLUTION                                           JUNE 9, 1983
ARTICLES OF AMENDMENT                                           MARCH 26, 1984
STATEMENT OF RESOLUTION                                         MARCH 11, 1986
STATEMENT OF CANCELLATION OF REDEEMABLE SHARES                   JUNE 15, 1987
ARTICLES OF AMENDMENT                                            MARCH 8, 1988
STATEMENT OF CANCELLATION OF REDEMABLE SHARES                  AUGUST 31, 1988
CHANGE OF REGISTERED OFFICE AND/OR AGENT                           MAY 6, 1992
STATEMENT OF CANCELLATION OF REDEEMABLE SHARES                 AUGUST 12, 1993
STATEMENT OF CANCELLATION OF REDEEMABLE SHARES               SEPTEMBER 6, 1994


                                 IN TESTIMONY WHEREOF, I have hereunto
                                 signed my name officially and caused to be impressed hereon the Seal of State at my office in the City of Austin, on February 17, 1995.


                                              Antonio O. Garza, Jr
                                               Secretary of State




                           ARTICLES OF AMENDMENT
                                    TO
                         ARTICLES OF INCORPORATION
                                    OF
                        WEST TEXAS UTILITIES COMPANY

     West Texas Utilities Company (the "corporation"), a corporation organized and existing by virtue of the laws of the State of Texas, executes these Articles of Amendment to its Restated Articles of Incorpora-tion pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act:

     1.    The name of the corporation is West Texas Utilities
Company.

     2.    Article VI of the corporation's Restated Articles of
Incorporation is hereby amended by changing the first sentence of said

Article VI to read as follows:

            The total number of authorized shares of capital stock of the corporation is 3,110,000 shares, divided into two classes, namely: (1) Preferred Stock, consisting of 310,000 shares of the par value of $100 each, of which 60,000 shares shall be designated and known as the "4.40% Cumulative Preferred Stock" and shall constitute a series of the Preferred Stock and (2) Common Stock, con-sisting of 2,800,000 shares of the par value of $22 each.

     3. Paragraph (1) of said Article VI is hereby amended by deleting therefrom the sentence: "All shares of the Preferred Stock bearing the same designation at any time outstanding shall constitute one series of Preferred Stock; and all shares of any one designation or series of Preferred Stock shall be alike in all respects."


     4. The foregoing amendments have been effected in conformity with the provisions of the Texas Business Corporation Act and the corpora-tion's Restated Articles of Incorporation and were duly approved and adopted on May 7, 1979, by the shareholders of the corporation entitled to vote thereon.

     5. The number of shares of stock of the corporation outstand-ing at the time of the adoption of said amendments was 2,800,000 shares of Common Stock and 60,000 shares of Preferred Stock. All of such shares were entitled to vote on the amendment referred to in Item 2 of these Articles; and, in addition, the 60,000 shares of Preferred Stock were entitled to vote on said amendment as a class; only the shares of Common Stock were entitled to vote on the amendments referred to in Item 3 of these Articles. All of the shares of Common Stock voted for all amend-ments; 42,503 shares of Preferred Stock voted for the amendment set forth in paragraph 2 of these Articles and 4,799 shares of Preferred Stock voted against such amendment.
            Dated: May 9, 1979

                                            WEST TEXAS UTILITIES COMPANY



                                            BY DURWOOD CHALKER
                                               President



ATTEST:



DONALD A. SHAHAN
Secretary








                                  2


STATE OF TEXAS   )
                 )  SS.
COUNTY OF TAYLOR )

     I, the undersigned authority, do hereby certify that on this day personally appeared before me Durwood Chalker who declared he is President of the corporation executing the foregoing document, and being duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements contained therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 9th day of May, 1979.

                                                        M. W. HARPER
                                                        Notary Public,
                                                        Taylor County,
                                                        Texas








                                         3


                        RESTATED ARTICLES OF INCORPORATION

                                  WITH AMENDMENTS

                                        OF

                           WEST TEXAS UTILITIES COMPANY


     1. West Texas Utilities Company, a corporation organized and existing under the laws of the State of Texas, pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act hereby adopts re-stated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof.

     2. The articles of incorporation of the corpora-tion are amended by the restated articles of incorporation as follows:

       a. Article VI, Paragraph (5), of the articles of incorporation of the corporation is amended by the restated articles of incorporation by adding to sub-paragraph (B) an additional exception in computing the total principal amount of unsecured obligations of the corporation by adding, after clause (y), an additional exception as set forth in clause (z).

       b. Article VI, Paragraph (5) (C) , of the articles of incorporation of the corporation is amended by the restated articles of incorporation by deleting from clause (a) the words "repairs, maintenance and" and by changing clause (b) in Paragraph (5) (C) to require the deduction, as charges for depreciation, retirement, renewals, and replacements and/or amortization, in com-puting gross income available for payment of interest on debt securities and dividends on the Preferred Stock and any prior or parity stock, of at least a specified percentage of depreciable bondable property of the corpo-ration under its mortgage indenture, rather than the deduction of an amount equal to at least 15% of its gross operating revenues (as defined).


       c. Article VI, Paragraph (6) of the articles of incorporation of the corporation is amended by the restated articles of incorporation by changing clause
(4) in the definition of "Common Stock Equity" contained in the third grammatical paragraph of Paragraph (6), to apply only to the period beginning January 1, 1954, and ending December 31, 1976, and adding a new clause (5) to apply to periods after December 31, 1976, requiring a deduction as charges for depreciation, retirement, renewal and replacements and/or amortization of at least a specified percentage of depreciable bondable property, in computing the surplus component of common stock equity.

       d. Article VI, Paragraph (6) of the articles of incorporation of the corporation is amended by the restated articles of incorporation by deleting the definition of "total capitalization" set forth in the fourth grammatical paragraph in clause (i) and placing a new definition of total capitalization in clause (i) of that paragraph.

       e. Article VI, Paragraph (6) of the articles of incorporation of the corporation is amended by the restated articles of incorporation by deleting the second grammatical paragraph in its entirety and by adding a new second paragraph which defines "net income available for common stock dividends" which does not require a minimum deduction based on an earnings test.

     3. Each such amendment made by these restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act, and such restated articles of incorporation and each such amendment made by the restated articles of incorporation were duly adopted by the shareholders of the corporation on April 19, 1977.

     4. The number of shares outstanding at such date was 2,475,000 shares of Common Stock and 60,000 shares of Preferred Stock; all of such shares were entitled to vote on the restated articles of incorporation as so amended; and, in addition, the 60,000 outstanding shares of Preferred Stock were entitled to vote as a class on the restated articles of incorporation as so amended;


all of such shares of Common Stock voted for the restated articles of incorporation as so amended;
45,023 of such shares of Preferred Stock voted for the amendment of the articles set forth in paragraph
2.a. hereof and 5,449 of such shares of Preferred
Stock voted against such amendment; 42,292 of such shares of Preferred Stock voted for the amendment of the articles set forth in paragraph 2.b. hereof and 8,180 of such shares of Preferred Stock voted against such amendment; 45,620 of such shares of Preferred Stock voted for the amendment of the articles set forth in paragraph 2.c. hereof and 4,852 of such shares of Preferred Stock voted against such amendment; 44,682 of such shares of Preferred Stock voted for the amendment of the articles set forth in paragraph 2.d. hereof and 5,790 of such shares of Preferred Stock voted against such amendment; and 45,378 of such shares of Preferred Stock voted for the amendment of the articles set forth in paragraph 2.e. hereof and 5,094 of such shares of Preferred Stock voted against such amendment.

     5. The articles of incorporation and all previous restatements, amendments and supplements thereto are hereby superseded by the following re-stated articles of incorporation which accurately copy the entire text thereof as amended as above set forth:


                  RESTATED ARTICLES WITH AMENDMENTS OF
                      WEST TEXAS UTILITIES COMPANY


     I.    The name of this corporation is WEST TEXAS
UTILITIES COMPANY.

     II. The purposes for which the corporation is formed are the generation of and supply of gas, electric light and motive power to the public.

     III.  The places where the business of the
corporation is to be transacted are in Briscoe, Callahan, Childress, Coke, Coleman, Collingsworth, Concho, Cottle,
Crockett, Dickens, Donley, Eastland, Fisher, Foard, Hall,
Hardeman, Haskell, Irion, Jones, Kent, Kimble, Knox,
Mason, McCulloch, Menard, Motley, Reagan, Runnels,
Shackelford, Sterling, Stonewall, Taylor, Throckmorton,
Tom Green, Upton, Wheeler, and Wilbarger counties and any and all other counties in the State of Texas, with the principal office of the corporation at Abilene, in Taylor County, Texas, and with branch offices in other towns and villages in the State of Texas..

     IV. The period of duration or existence of the corporation shall be perpetual.

     V.   The number of directors shall be twelve.
The names and addresses of the persons now serving as directors are as follows:

            Name                                Address

       Robert H. Alvis                          P.O. Box 360
                                                Abilene,  Texas 79604

       Durwood Chalker                          P.O. Box  841
                                                Abilene,  Texas 79604

       Ralph N. Hooks                           P.O. Box  34
                                                Abilene,  Texas 79604

       J.C. Hunter, Jr.                         803 Citizens National
                                                Bank Building
                                                Abilene, Texas 79601

       R.E. Kennedy                             P.O. Box 841
                                                Abilene, Texas 79604

       C. R. Kinard                             1052 North 5th
                                                Abilene, Texas    79601

       G. H. King                               P. 0. Box 841
                                                Abilene, Texas    79604

       Tommy Morris                             P. 0. Box 1221
                                                Abilene, Texas    79604

       S. B. Phillips, Jr.                      One Main Place-Suite 2700
                                                Dallas, Texas 75250

       W. K. Ramsey                             P. 0. Box 5021
                                                San Angelo, Texas 76901

       Armistead D.  Rust                       Rust Bear Creek Ranch
                                                Menard, Texas 76859

       W. P. Sayles                             P. 0. Box 841
                                                Abilene, Texas 79604


     VI. The total number of authorized shares of capital stock of the corporation is 2,860,000 shares, consisting of 60,000 shares of the par value of $100 each and 2,800,000 shares of the par value of $22 each, and divided into two classes, namely: (1) Preferred Stock, consisting of 60,000 shares of the par value of $100 each and designated "4.40% Cumulative Preferred Stock," and
(2) Common Stock, consisting of 2,800,000 shares of the par value of $22 each. Any increase hereafter authorized in the total number of authorized shares of the par value of $100 each of Preferred Stock may consist of shares having such designation, dividend rate, redemption prices and terms, price payable in respect thereof in the event of the voluntary liquidation, dissolution or winding up of the corporation and provisions (if any) as to sinking fund or conversion into other shares, as shall be provided by the amendment to the Charter of the corporation authorizing such increase.

     The preferences, rights, privileges and powers and the restrictions, limitations or qualifications of the shares of the par value of $100 each of Preferred
Stock (including the shares thereof designated "4.40%
Cumulative Preferred Stock" and the shares of all other designations or series thereof that may be hereafter authorized) and the rights and powers of the shares of the par value of $22 each of Common Stock of the corporation shall be as hereinafter set forth.

     The term "Preferred Stock, as hereinafter used, except where the context otherwise indicates or requires, shall mean and include only the shares of the par value of $100 each of Preferred Stock, of all designations or series, now or hereafter authorized.

     (1) The holders of shares of the Preferred
Stock shall be entitled to receive, in respect of each share held, dividends upon the par value thereof at the annual rate specified in the designation or series of such share, payable quarter-yearly on the first day of January, April, July and October in each year, when and as declared by the Board of Directors, out of the surplus or net profits of the corporation. Such dividends shall be cumulative (a) as to the shares initially issued of any designation or series, from the date of issue or such other date as may be provided in the resolution of the Board of Directors authorizing the initial issue of shares of such designation or series and (b) as to all other shares of such designation or series, from the first day of the dividend period in which issued, and such dividends shall be paid, or declared and set apart for payment, before any dividends shall be declared or paid on, or set apart for, the Common stock, so that if, for any past dividend period or the current dividend period, dividends on the Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid, or declared and funds set apart for the payment thereof, before any dividends shall be declared or paid on, or set apart for, the Common Stock. No dividend shall at any time be paid on, or set apart for, any share of the Preferred Stock of any designation or series unless at the same time there shall be paid on, or set apart for, all shares of the Preferred Stock then outstanding dividends in such amount that the holders of all shares of the Preferred Stock shall receive, or have set apart for them, a uniform percentage of the full annual dividend to which they are, respectively, entitled. The term "dividend period", as used herein, refers to each period of three consecutive calendar months ending on the day next preceding the date on which dividends, if declared, shall be payable. The holders of shares of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends at the annual rate specified in the designation or series of such shares. All shares of the Preferred Stock at any time authorized, regardless of the designation or series thereof, shall constitute one class of stock and, excepting only as to the designations thereof, the rates of dividends payable thereon, the redemption prices and terms thereof, the prices payable in respect thereof in the event of the voluntary liquidation, dissolution or winding up of the corporation and any provisions as to sinking fund or conversion into other shares, shall be of equal rank and confer equal rights upon the holders thereof. All shares of the Preferred Stock bearing the same designation at any time outstanding shall constitute one series of Preferred Stock; and all shares of any one designation or series of Preferred Stock shall be alike in all respects. Whenever full cumulative dividends as aforesaid upon the Preferred Stock (of all designations or series) and upon any other shares of stock having priority as to dividends over the Common Stock, then outstanding, for all past dividend periods and for the current dividend period shall have been paid, or declared and set apart for payment, the Board of Directors may declare dividends on the Common Stock of the corporation, subject to the restrictions hereinafter contained.

     (2) In the event of the involuntary liquidation, dissolution or winding up of the corporation, the holders of shares of the Preferred Stock then outstanding, regardless of the designation or series thereof, shall be entitled to be paid in full, out of the net assets of the corporation, the par value of their shares plus an amount equal to the accrued dividends on such shares, and no more, before any amount shall be paid or distributed to the holders of shares of the Common Stock. In the event of the voluntary liquidation, dissolution or winding up of the corporation, the holders of shares of the 4.40% Cumulative Preferred Stock then outstanding shall be entitled to be said in full, out of the net assets of the corporation, the then effective redemption price of such shares (including an amount equal to the accrued dividends on such shares), and no more, before any amount shall be paid or distributed to the holders of shares of the Common Stock. After payment in full to the holders of all shares of the Preferred Stock (of all designations or series) and of any other shares of stock having priority as to assets over the Common Stock, then outstanding, of the amounts to which they are respectively entitled as herein provided, the remaining assets and profits shall be divided among and paid or distributed to the holders of shares of the Common Stock.

     (3) The corporation, on the sole authority of its Board of Directors, shall have the right at any time or from time to time to redeem and retire all or any part of the Preferred Stock, or all or any part of the shares of any one or more designations or series of the Preferred Stock, upon and by the Payment to the holders of the shares to be redeemed, or upon or by setting aside, as hereinafter provided, for the benefit of such holders, the redemption price or prices of the shares to be redeemed, which redemption price in respect of shares of the 4.40% Cumulative Preferred Stock shall be $107 per share plus accrued dividends to the date of redemption if such date of redemption is subsequent to March 31, 1964; provided that not later than on the thirtieth day prior to the date fixed for such redemption, nor earlier than on the ninetieth day before such date of redemption, notice of the intention of the corporation to redeem such shares, specifying the shares to be redeemed and the date and place of redemption,
(a) shall be published in a newspaper of general circula-tion published in the City of Abilene, Texas, and also in a newspaper of general circulation published in the City of Dallas, Texas, and in a newspaper of general circulation published in the City of New York, New York, and (b) shall be deposited in a United States post office or mail box at any place in the United States addressed to each holder of record of the shares to be redeemed, at his address as the same appears upon the records of the corporation;
and provided, further, that in mailing such notice, unintentiona1 omissions or errors in names or addresses or other defects in such mailing shall not impair the validity of the notice of, or the proceedings for, such redemption. In every case of the redemption of less than all the outstanding shares of any particular designation or series of the Preferred Stock, the shares of such designation or series to be redeemed shall be chosen by lot in such manner as may be prescribed by resolution of the Board of Directors. The corporation may deposit with a bank or trust company, which shall be named in the notice of redemption, shall be located in Abilene, Texas, or in Dallas, Texas, or in Chicago, Illinois, and shall then have capital, surplus and undivided profits of at least $1,000,000, the aggregate redemption price of the shares to be redeemed, in trust for the payment on or before the redemption date to or upon the order of the holders of such shares, upon surrender of the certificates for such shares. Such deposit in trust may, at the option of the corporation, be upon terms whereby in case the holder of any shares of the Preferred Stock called for redemption shall not, within six years after the date fixed for the redemption of such shares, claim the amount on deposit with any bank or trust company for the payment of the redemption price of said shares, such bank or trust company shall, on demand, when requested by resolution of the Board of Directors of the corporation or its successor, pay to or upon the written order of the corporation or its successor the amount so deposited, and thereupon such bank or trust company shall-be released from any and all further liability with respect to the payment of such redemption price and the holder of said shares shall be entitled to look only to the corporation or its successor for the payment thereof. Upon the giving of notice of redemption and upon the deposit of the redemption price, as aforesaid, or, if no such deposit is made, upon the redemption date (unless the corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders with respect to said shares, and from and after the making of said deposit and the giving of said notice, or, if no such deposit is made, after the redemption date (the corporation not having defaulted in making payment of the redemption price as set forth in such notice), said shares shall no longer be transferable on the books of the corporation, and such holders shall have no interest in or claim against the corporation with respect to said shares, but shall be entitled only to receive said moneys on the date fixed for redemption as aforesaid from said bank or trust company, or from the corporation, without interest thereon, upon surrender of the certificates for said shares as aforesaid. All shares of the Preferred Stock which have been redeemed shall be cancelled and retired and shall not be reissued.

     The term "accrued dividends", as used herein, shall be deemed to mean, in respect of any share of the Preferred Stock as of any given date, the amount of dividends payable on such share, computed, at the annual dividend rate stated in the designation or series of such share, from the date on which dividends thereon became cumulative to and including such given date, less the aggregate amount of all dividends which have been paid or which have been declared and set apart for payment on such share. Accumulations of dividends shall not bear interest.

     Nothing herein contained shall limit any legal right of the corporation to redeem, purchase or otherwise acquire any shares of the Preferred Stock; provided, however, that the corporation shall not redeem, purchase or otherwise acquire less than all the outstanding shares of the Preferred Stock, if, at the time of such redemption, purchase or other acquisition, dividends payable on the Preferred Stock shall be in default in whole or in part, unless prior to or concurrently with such redemption, purchase or other acquisition, all such defaults shall be cured, or unless such redemption, purchase or other acquisition shall have been ordered, approved or permitted by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 or by any successor commission or other regulatory authority of the United States of America then having jurisdiction in the premises. All shares of the Preferred Stock so redeemed, purchased or acquired shall be cancelled and retired and shall not be reissued.

     (4) So long as any shares of the Preferred Stock shall be outstanding, the corporation shall not, without the consent (given by vote at an annual or special meeting of stockholders) of the record holders of at least two-thirds of the total number of shares of the Preferred Stock then outstanding, voting separately as a class:

          (A) create, authorize or issue any new stock which, after issuance, would rank prior to the Preferred Stock as to dividends or assets, or create, authorize or issue any security convertible into shares of any such new stock, except for the purpose of providing funds for the redemption of all the Preferred Stock then outstanding, in which case such new stock or security shall not be issued until such redemption shall have been authorized, notice of such redemption given and the aggregate redemption price deposited as provided in paragraph (3) of this
     Article VI; provided that any such new stock or security, the creation, authorization or issue of which shall have been consented to as herein provided, shall not be issued after the expiration of twelve months following the giving of such consent; or

          (B) amend, alter, change or repeal any of the express terms of the Preferred Stock then outstanding in a manner substantially prejudicial to the holders thereof; provided that (i) the increase or decrease in the authorized amount of the Preferred Stock or the creation, or increase or decrease in the authorized amount, of any new class of stock ranking on a parity with the Preferred Stock shall not, for the purposes of this subparagraph (B), be deemed to be prejudicial to the holders of the Preferred Stock, and (ii) if any such amendment, alteration, change or repeal would be substantially prejudicial to the holders of shares of one or more, but less than all, of the designations or series of the Preferred Stock at the time outstanding, the consent only of the record holders of at least two-thirds of the total number of outstanding shares of each such designation or series so prejudicially affected shall be required.

     (5) So long as any shares of the Preferred Stock shall be outstanding, the corporation shall not, without the consent (given by vote at an annual or special meeting of stockholders) of the record holders of a majority of the total number of shares of the Preferred Stock then outstanding, voting separately as a class:

          (A) merge or consolidate with or into any other corporation or corporations or sell or otherwise dispose of all or substantially all of the assets of the corporation, unless such merger, consolidation, sale or other disposition, or the exchange, issuance or assumption of all securities to be exchanged, issued or assumed in connection with any such merger, consolidation, sale or other disposition, shall have been ordered, approved or permitted by the Securities and Exchange Commission under the Public Utility
     Holding Company Act of 1935 or by any successor commission or other regulatory authority of the United States of America then having jurisdiction in the premises; provided that the provisions of this subparagraph (A) shall not apply to a purchase or other acquisition by the corporation of franchises or assets of another corporation in any manner which does not involve a corporate merger or consolidation; or

          (B) issue or assume any unsecured notes, deben-tures or other securities representing unsecured indebtedness (herein called "unsecured obligations"), for purposes other than (i) the refunding of outstanding unsecured indebtedness or unsecured obligations thereto-fore incurred, issued or assumed by the corporation, or
     (ii) the reacquisition, redemption or other retirement of any indebtedness, if such transaction has been ordered, approved or permitted by the Securities and Exchange Commission under the Public Utility
     Holding Company Act of 1935 or by any successor commission or other regulatory authority of the United States of America then having jurisdiction in the premises, or (iii) the reacquisition, redemption or other retirement of all outstanding shares of the Preferred Stock or of stock ranking prior to or on a parity with the Preferred Stock, if, immediately after such issue or assumption, the total principal amount of unsecured obligations issued or assumed by the corporation (including any such obligations then to be issued or assumed), computed as hereinafter provided, would exceed an amount equal to 10% of the sum of

          (a) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the corporation and then to be outstanding, and

          (b) the aggregate amount of the capital and surplus of the corporation as then to be stated on the books of account of the corporation.

     In computing, for the purposes of this provision, the total principal amount of unsecured obligations issued or assumed by the corporation and outstanding or to be outstanding as of the date of issue or assumption of any such obligations then to be issued or assumed, there shall be excluded, but in an amount not exceeding in the aggregate 10% of the sum of the amounts specified in clauses (a) and
(b) above, the sum of

          (x) the principal amount of all unsecured obligations the maturity or payment date of which is in excess of ten years from such date,

          (y) the principal amount of all unsecured obligations which had by their terms an original maturity in excess of ten years but which have become and are due and payable by their terms in ten years or less, but more than three years, from such date, or which are required to be retired, prior to their maturity, whether through a sinking fund or otherwise, in ten years or less, but more than three years, from such date, and

          (z) the principal amount of all unsecured obligations, the maturity or payment date of which is not later than November 1, 1982, and which had by their terms an original maturity not in excess of ten years, which principal amount is in excess of 10% of the amount specified in clauses (a) and (b) above.

     And whenever the aggregate principal amount of unsecured obligations outstanding at any such date, determined after making the exclusions as above provided, shall exceed 10% of the sum of the amounts specified in clauses (a) and (b) above, no additional unsecured obligations shall be issued or assumed by the corporation, except for the purposes set forth in items (i), (ii) or (iii) above, until such aggre-gate principal amount of outstanding unsecured obligations shall have been reduced to 10% of the sum of the amounts specified in clauses (a) and (b) above; or

     (C) issue, sell, or otherwise dispose of any shares of the Preferred Stock (in addition to the initial issue of 60,000 shares of the Preferred Stock), or of any other class of stock ranking on a parity with the Preferred Stock as to dividends or assets, for any purpose other than in exchange for or of effecting the redemption or retirement of not less than an equal number of shares of the Preferred Stock, or of stock ranking prior to or on a parity with the Preferred Stock, then outstanding, unless the gross income of the corporation to be available for the payment of interest for a period of twelve full consecutive calendar months ending within the fifteen calendar months imme-diately preceding the issuance, sale or disposition of such stock, determined in accordance with generally accepted accounting practices [but in any event after deducting all taxes and the greater of (a) the aggregate amount for said period charged by the corporation on its books to income or earned surplus for provision for depreciation of property, or (b) an amount equal to 2.9% (or such other percentage as may upon application by the corporation be approved by the Securities and Exchange Commission, or any successor authority, under the Public Utility Holding Company
Act of 1935) of the arithmetical average of the amount of depreciable property of the corporation at the beginning, and the amount thereof at the end, of such 12-month period, in plant accounts of the corporation, with respect to which bonds may at the time be authenticated under any indenture securing first mortgage bonds of the corporation, determined in accordance with generally accepted accounting practices, and provided that amounts included in plant acquisition adjustment account, or accounts of similar purpose, shall not be included in the amount of such property if adequate pro-vision for the amortization of such amounts is made by current charges to income or surplus) shall have been at least one and one-half times the sum of (i) the annual interest charges on all bonds, debentures, notes and other securities representing indebtedness of the corporation, and (ii) the annual dividend requirements on all outstand-ing shares of the Preferred Stock and on all other classes of stock, if any, ranking prior to or on a parity with the Preferred Stock as to dividends or assets, including the shares proposed to be issued; provided that there shall be excluded from the foregoing computation interest charges and dividend requirements on all indebtedness and shares of stock which are to be retired in connection with the issue of such additional shares of the Preferred Stock, or other class of stock ranking prior to or on a parity with the Preferred stock as to dividends or assets; and provided, further, that in any case where such additional shares of the Preferred Stock, or other class of stock ranking on a parity with the Preferred Stock as to dividends or assets, are to be issued in connection with the ac-quisition of additional property, the gross income of the property to be so acquired, computed on the same basis as the gross income of the corporation as above pro-vided, may be included on a pro forma basis in making the foregoing computation; or

     (D) issue, sell, or otherwise dispose of any shares of the Preferred Stock (in addition to the initial issue of 60,000 shares of the Preferred Stock), or of any other class of stock ranking on a parity with the Preferred Stock as to dividends or assets, unless the aggregate of (i) the capital of the corporation applicable to the Common
Stock and (ii) the surplus of the corporation shall be not less than the aggregate amount payable upon the in-voluntary liquidation, dissolution or winding up of the corporation in respect of all shares of the Preferred
Stock and all shares of stock, if any, ranking prior to or on a parity with the Preferred Stock as to dividends or assets, which will be outstanding after the issue of the shares proposed to be issued; provided, that if, for the purposes of meeting the requirements of this sub-paragraph (D) it becomes necessary to take into consideration any earned surplus of the corporation, the corporation shall not thereafter pay any dividends on shares of the Common Stock which would result in reducing the corpora-tion's Common Stock Equity (as in paragraph (6) hereinafter defined) to an amount less than the aggregate amount payable upon the involuntary liquidation, dissolution or winding up of the corporation in respect of all shares of the Preferred Stock, and of any stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets, at the time outstanding.

     No provision contained in this paragraph (5), nor in paragraph (4) of this Article VI, is intended or shall be construed to relieve the corporation from compliance with any applicable statutory provision requiring the vote or consent of the holders of a greater number of the outstanding shares of the Preferred Stock.

     (6) So long as any shares of the Preferred Stock shall be outstanding, the corporation shall not declare or pay any dividends on its Common Stock, except as follows:

          (a) if and so long as the Common Stock Equity on the last day of a calendar month ending within sixty days next preceding the date on which a dividend on Common Stock is proposed to be declared is, or as a result of the payment of such dividend would become, less than 20% of total capitalization, the corporation shall not (except as hereinafter provided) declare such dividend in an amount which, together with all other dividends on Common Stock paid within the year ending with and including the date on which such dividend is proposed to be payable, exceeds
     50% of the net income of the corporation available for dividends on the Common Stock for the twelve full consecutive calendar months ending within sixty days next preceding the month in which such dividend is proposed to be declared, provided, however, that if dividends (or additional dividends) on Common Stock could have been declared under the foregoing limitation in any previous year or years, but were not declared, then such dividend proposed to be paid may exceed 50% of the above specified net income of the corporation by a total amount equal to the aggregate amount of all dividends on Common
     Stock that could have been so declared but were not declared; and

           (b) if and so long as the Common Stock Equity on the last day of a calendar month ending within sixty days next preceding the date on which a dividend on Common Stock is proposed to be declared is, or as a result of the payment of such dividend would become, less than 25% but not less than 20% of total capitalization, the corporation shall not (except as hereinafter provided) declare such dividend in an amount which, together with all other dividends on Common Stock paid within the year ending with and including the date on which such dividend is proposed to be payable, exceeds 75% of the net income of the corporation available for dividends on the Common
     Stock for the twelve full consecutive calendar months ending within sixty days next preceding the month in which such dividend is proposed to be declared, provided, however, that if dividends (or additional dividends) on Common Stock could have been declared under the foregoing limitation of this paragraph in any previous year or years, but were not declared, then such dividend proposed to be paid may exceed
     75% of the above specified net income of the corporation by a total amount equal to the aggregate amount of all dividends on Common Stock that could have been so declared but were not declared; and

          (c) at any time when the Common Stock Equity is 25% or more of total capitalization, the corporation may not declare dividends on shares of the Common

     Stock which would reduce the Common Stock Equity below 25% of total capitalization, except to the extent provided or permitted in subparagraphs (a) and (b) above.

     "Net income of the corporation available for dividends on Common Stock" shall be determined by deducting from the total of operating revenues and other income of the corporation for any given period, all operating expenses for such period (including maintenance, repairs and depreciation, taxes based on income and all other taxes, all proper accruals, interest charges, amortization charges, other proper income deductions and dividends paid or accrued on outstanding shares of stock of the corporation ranking prior to the Common Stock as to dividends, for such period), all as determined in accordance with such system of accounts as may be prescribed by regulatory authorities having jurisdiction in the premises or, in the absence of any such system of accounts, in accordance with generally accepted accounting practices.

     For the purposes of this paragraph (6) and of subpara-graph (D) of paragraph (5) hereof:

     The term "Common Stock Equity" shall mean the sum of
(a) the aggregate par value of, or stated capital represented by, the outstanding shares (other than shares owned by the corporation) of stock of the corporation ranking junior to the Preferred Stock as to dividends or assets, (b) the premium on such junior ranking stock, and (c) the surplus (including earned surplus, capital or paid-in surplus and surplus invested in plant) of the corporation, less, unless the amounts or items are being amortized or are being provided for by reserves, (1) any amounts recorded on the books of the corporation for utility plant and other plant in excess of the original cost thereof, (2) unamortized debt discount and expense, capital stock discount and expense and any other intangible items set forth on the asset side of the balance sheet as a result of accounting convention, (3) the excess, if any, of the aggregate amount payable on involuntary liquidation, dissolution or winding up of the affairs of the corporation upon all outstanding preferred stock of the corporation over the aggregate par or stated value of such preferred stock and any premiums thereon, (4) the excess, if any, for the period beginning January 1, 1954, and ending December 31, 1976, of an amount equal to 15% of the gross operating revenues derived by the corporation from the operation of its properties for the period (excluding therefrom non-operating income and revenues derived directly from properties leased to the corporation), after deducting from such revenues the aggregate cost of electric energy and gas purchased for exchange or resale, over the aggregate amount charged or provided by the cor-poration on its books for maintenance, repairs and depre-ciation for such period, and (5) the excess, if any, for the period beginning January 1, 1977, to the end of a month ending within ninety days next preceding the date as of which Common Stock Equity is being determined, of an amount equal to 2.9% annually (or such other percentage as may upon application by the corporation be approved by the Securities and Exchange Commission, or any successor authority, under the Public Utility Holding Company Act of 1935) of the arithmetical average of the amount of depreciable property of the corporation at the beginning and the amount thereof at the end, of each calendar year and portion thereof contained in such period, in plant accounts of the corporation, with respect to which bonds may at the time be authenticated under any indenture securing first mortgage bonds of the corporation, determined in accordance with generally accepted accounting practices (excluding amounts included in plant acquisition adjustment account, or accounts of similar purposes, if adequate provision for the amortization of such amounts is made by current charges to income or surplus), over the aggregate amount charged or provided by the corporation on its books as charges for depreciation, retirements, renewals and replacements and/or amortization for such period.

     For the purposes of this paragraph (6):

     (i) The term "total capitalization" of the corporation shall mean the aggregate of (a) the principal amount of all outstanding bonds, debentures, notes and other securities representing indebtedness (whether secured or unsecured) of the corporation maturing more than twelve months after the date as of which total capitalization is being determined, and (b) the par value of, or stated capital represented by, the outstanding shares of the capital stock of all classes of the corporation, all premiums in respect of such stock, as carried on the books of the corporation, and the amount of all surplus accounts of the corporation, after deducting from such aggregate any amounts required to be deducted, in the determination of Common Stock Equity, pursuant to the provisions of clauses (1) and (2) of the foregoing definition of "Common Stock Equity."

     (ii) The term "dividends on Common Stock" shall include dividends on Common Stock (other than dividends payable only in shares of Common Stock), distributions on, and purchases or other acquisitions for value of, any Common Stock of the corporation or other stock, if any, ranking

                                         -15-


junior to the Preferred Stock as to dividends or assets.

     (7) (a) No holder of shares of the Preferred Stock shall be entitled to vote, at any meeting of stockholders of the corporation, for the election of directors or in respect of any other matter, except as expressly provided in paragraph (4) or (5) of this Article VI or in this paragraph (7) or as may be required by law. In such excepted cases, each record holder of shares of the Preferred Stock shall have one vote for each share of the Preferred Stock held by him. Each record holder of shares of Common Stock shall, at all meetings of stockholders of the corporation, have one vote for each share of Common Stock held by him, except as otherwise provided in this paragraph (7).

     (b) If and when dividends payable on the Preferred
Stock at any time outstanding shall be in default in an amount equal to four full quarter-yearly dividends or more per share, and thereafter until all dividends on such Preferred Stock in default shall have been paid, the record holders of shares of the Preferred Stock, voting separately as a class, shall be entitled, at each meeting of stockholders at which directors are elected, to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors of the corporation, and, except as provided in the next following paragraph (c), the holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the corporation. The terms of office, as directors, of all persons who may be directors of the corporation at the time shall terminate upon the election of a majority of the Board of Directors by the holders of the Preferred Stock, except that if the holders of the Common Stock shall not have elected the remaining directors of the corporation, then, and only in that event, the directors of the corporation in office just prior to the election of a majority of the Board of Directors by the holders of the Preferred Stock shall elect the remaining directors of the corporation. Thereafter, while such default continues and the majority of the Board of Directors is being elected by the holders of the Preferred Stock, the remaining directors, whether elected by directors as aforesaid, or, whether originally or later elected by holders of the Common Stock, shall continue in office until their successors are elected by holders of the Common Stock and shall qualify.

      (c) If and when all dividends then in default on the Preferred Stock then outstanding shall be paid (such


                                         1 6 -


dividends to be declared and paid, out of any funds legally available therefor, as soon as reasonably practicable), the holders of shares of the Preferred Stock shall be divested of any special right with respect to the election of directors, and the voting power of the holders of the Preferred Stock and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the Preferred Stock were not paid in full, but always subject to the same provisions for vesting such special rights in the record holders of shares of the Preferred Stock in case of further like defaults in the payment of dividends thereon as described in the foregoing paragraph (b). Upon termination of any such special voting right upon payment of all accumulated and unpaid dividends on the Preferred Stock, the terms of office of all persons who may have been elected directors of the corporation by vote of the holders of the Preferred Stock as a class, pursuant to such special voting right, shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors. Dividends shall be deemed to have been paid, as that term is used in this paragraph (c), whenever such dividends shall have been declared and paid, or declared and provision made for the payment thereof, or whenever there shall be sufficient surplus or net profits of the corporation legally available for the payment thereof which shall have accrued since the date of the default giving rise to such special voting right.

     (d) In case of any vacancy in the office of a director occurring among the directors elected by the holders of the Preferred Stock, voting separately as a class, the remaining directors elected by the holders of the Preferred
Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant. Likewise, in case of any vacancy in the office of a director occurring among the directors not elected by the holders of the Preferred
Stock, the remaining directors not elected by the holders of the Preferred Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant.

     (e) Whenever the right shall have accrued to the record holders of the Preferred Stock to elect directors, voting separately as a class, it shall be the duty of the


                                          -1 7 -


President, a Vice-President or the Secretary of the corporation forthwith to call and cause notice to be given to the stockholders entitled to vote of a meeting to be held at such time as the officers of the corporation may fix, not less than forty-five nor more than sixty days after the accrual of such right, for the purpose of electing directors. The notice so given shall be mailed to each record holder of shares of the Preferred Stock at his last known address appearing on the records of the corporation and shall set forth, among other things, (i) that by reason of the fact that dividends payable on the Preferred Stock are in default in an amount equal to four full quarter-yearly dividends or more per share, the record holders of the Preferred Stock, voting separately as a class, have the right to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors of the corporation, (ii) that any record holder of the Preferred Stock has the right, at any reasonable time, to inspect, and make copies of, the list or lists of record holders of the Preferred Stock maintained at the principal office of the corporation or at the office of any Transfer Agent of the Preferred Stock, and (iii) either the entirety of this paragraph or the substance thereof with respect to the number of shares of the Preferred Stock required to be represented at any meeting, or adjournment thereof, called for the election of directors of the corporation. At the first meeting of stockholders held for the purpose of electing directors during such time as the holders of the Preferred Stock shall have the special right, voting separately as a class, to elect directors, the presence in person or by proxy of the record holders of not less than a majority of the outstanding shares of Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the record holders of not less than a majority of the out-standing shares of Preferred Stock shall be required to constitute a quorum of such class for the election of directors; provided, however, that in the absence of a quorum of the holders of Preferred Stock, no election of directors shall he held, but the holders of a majority of the Preferred Stock present in person or by proxy shall have power to adjourn the election of the directors to a date not less than fifteen nor more than fifty days from the giving of the notice of such adjourned meeting hereinafter provided for; and provided, further, that at such adjourned meeting, the presence in person or by proxy of the record holders of not less than 35% of the outstanding shares of Preferred Stock shall be required to constitute a quorum of such class for the election of directors. In the event such first meeting of stockholders shall be so adjourned, it shall be the duty of the President, a Vice-President or the Secretary of the corporation, within ten days from the date on which such first meeting shall have been adjourned, to cause notice of such adjourned meeting to be given to the stockholders entitled to vote thereat, such adjourned meeting to be held not less than fifteen days nor more than fifty days from the giving of such second notice. Such second notice shall be given in the form and manner hereinabove provided for with respect to the notice required to be given of such first meeting of stockholders, and shall further set forth that a quorum was not present at such first meeting and that the record holders of not less than 35% of the outstanding shares of Preferred Stock shall be required to constitute a quorum of such class for the election of directors at such adjourned meeting. If the requisite quorum of the record holders of the Preferred Stock shall not be present at said adjourned meeting, then the directors of the corporation then in office shall remain in office until the next annual meeting of stockholders of the corporation, or special meeting in lieu thereof, and until their successors shall have been elected and shall qualify.
Neither such first meeting nor such adjourned meeting shall be held on a date within sixty days of the date of the next annual meeting of stockholders of the corporation or special meeting in lieu thereof. At each annual meeting of stockholders of the corporation, or special meeting in lieu thereof, held during such time as the record holders of the Preferred Stock, voting separately as a class, shall have the right to elect a majority of the Board of Directors, the foregoing provisions of this paragraph (e) shall govern each annual meeting of stockholders, or special meeting in lieu thereof, as if said annual meeting or special meeting were the first meeting of stockholders held for the purpose of electing directors after the right of the record holders of the Preferred Stock, voting separately as a class, to elect a majority of the Board of Directors, should have accrued, with the exception that if, at any adjourned annual meeting or special meeting in lieu thereof, the record holders of not less than 35% of the outstanding shares of Preferred Stock are not present in person or by proxy, all the directors shall be elected by a vote of the record holders of not less than a majority of the shares of Common Stock of the corporation present or represented at the meeting.

     (f) In consideration of the issue, sale or delivery by the corporation, and the purchase or other acquisition by the holders thereof, of shares of the capital stock (both preferred and common) of the corporation, each and every present and future holder of shares of the capital stock (both preferred and common) of the corporation shall be conclusively deemed, by purchasing, acquiring or holding such shares, to have expressly consented to all and singular the terms and provisions of this paragraph (7) and to have agreed that the voting rights of such holder, and the restrictions and qualifications thereof, shall be as set forth in this paragraph (7).

     (8) No share of stock or evidence of indebtedness shall be deemed to be "outstanding", as that term is used in this Article VI, if, prior to or concurrently with the event in reference to which a determination as to the amount thereof outstanding is to be made, the requisite funds for the redemption, payment or other retirement thereof shall be deposi-ted in trust for that purpose and, in the case of redemption, the requisite notice for the redemption thereof shall be given or the depositary of such funds shall be irrevocably authorized and directed to give or complete such notice of redemption.

     (9) No holder of shares of stock of any class of the corporation shall be entitled, as a matter of right, to subscribe for, purchase or receive any shares of the stock of any class of the corporation, or any rights or options of the corporation which it may issue or sell, whether out of the number of shares now authorized or hereafter authorized. Nor shall any holder of shares of stock, of any class, of the corporation be entitled, as a matter of right, to subscribe for, purchase or receive any bonds, debentures or other obligations which the corporation may issue or sell, which shall be convertible into or exchangeable for stock of any class, or to which shall be attached or appertain any warrant or warrants
(or other instrument or instruments) which shall confer upon the holder or owner the right to subscribe for or purchase from the corporation any shares of its capital stock of any class; and all such additional issues of stock, rights, options, or of bonds, debentures or other obligations convertible into or exchangeable for stock, or to which such warrants shall be attached or appertain, may be issued and disposed of as determined by the Board of Directors to such persons (whether stockholders or not), at such times, for such consideration and upon such terms, permitted by the laws of the State of Texas, as the Board of Directors in its absolute discretion may deem advisable.

     (10) The corporation reserves the right to increase or decrease its authorized capital stock, or any class or classes thereof or any designation or series of any such class, or to reclassify the same, and to amend, alter, change or repeal any provision contained in the Charter
(as amended) of the corporation or in any future amendment to the Charter as then in effect, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are hereinabove prescribed; and all rights granted to or conferred upon stockholders in the Charter (as amended) of the corporation or any future amendment thereto, are granted or conferred subject to this reservation.

     (11) Neither a consolidation or merger of the corporation with or into any other corporation, nor a merger of any other corporation into the corporation, nor the purchase or other acquisition, redemption or other retirement by the corporation of all or any part of the outstanding shares of its preferred stock of any class, shall be deemed a distribution of assets, or a liquidation, dissolution or winding up, of the corporation within the meaning of any of the provisions of the Charter (as amended) of the corporation, as then in effect.



     IN TESTIMONY WHEREOF, West Texas Utilities Company has caused the foregoing restated articles of incorporation with amendments to be executed in duplicate on its behalf by its officers thereunto duly authorized, on this 19th day of April, 1977.

                               WEST TEXAS UTILITIES COMPANY


                               By Durwood Chalker
                               President


                               By Laverne Grace
                               Secretary

THE STATE OF TEXAS  )
                    )   SS.
COUNTY OF TAYLOR    )

      I, the undersigned authority, do hereby certify that on this 19th day of April, 1977, personally appeared before me Durwood Chalker and LaVerne Grace, who being by me first duly sworn, declared that they are the President and Secretary, respectively, of WEST TEXAS UTILITIES COMPANY, that they signed the foregoing document as President and Secretary of said corporation, and that the statements therein contained are true.


                                                    Ann Hawk
                                            Notary Public in and for
                                              Taylor County, Texas
                                               My COMMISSION EXPIRES
                                                     1-27-78


     PAGE 3 OF THE BY-LAWS OF WEST TEXAS UTILITIES COMPANY

     Section 3. Notice of the time and place of each annual meeting shall be sent by mail to the recorded address of each stockholder entitled to vote, not less than ten days before the date of the meeting. Like notice shall be given of all special meetings, except in cases where other special method of notice may be required by statute, in all which cases, the statutory method shall be followed. The notice of a special meeting shall state the object of the meeting. Notice of meetings may in all cases be waived by stockholders entitled to notice.

     Section 4. At any stockholders' meeting, except as otherwise provided in Paragraph (7) of Article VI of the Charter, as amended, a majority of the number of shares of stock outstanding eligible under the Charter, as amended, to vote upon questions being submitted at such meeting, must be represented, in person or by proxy, in order to constitute a quorum for the transaction of business, but the stockholders represented at any meeting, though less than a quorum may adjourn the meeting to some other day or sine die.

     Section 5. At all meeting of stockholders each share of stock eligible under the Charter, as amended, to vote upon questions being sub-mitted at such meeting shall be entitled to such a vote or votes as shall be from time to time provided in the Charter, as amended, and such stock may be represented by the holder thereof in person or a duly authorized proxy in writing, duly filed with the Secretary of the Company.

     Section 6. A full list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the residence of each, and the number of shares held by each, shall be prepared by the Secre-tary and filed in the office where the election is to be held, at least ten days before every election, and shall at all times, during the usual hours for business, be open to the examination of any stockholder.

                                ARTICLE V.

                                Directors.

     Section 1. The Board of Directors shall consist of twelve (12) members and, subject to the provisions of Paragraph (7) of Article VI of the Charter, as amended, shall be elected at each annual meeting of the stock-holders. If for any reason such election shall not be held at an annual meeting, it may be subsequently held at any special meeting of the stock-holders duly called for purpose. Except as otherwise provided in Paragraph (7) of Article VI of the Charter, as amended, directors shall hold office until the next succeeding annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. Directors need not be stockholders.

     Section 2.  Except as otherwise provided in Paragraph (7) of
Article VI of the Charter, as amended, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.


                                   3


                        LIST OF DIRECTORS OF
                      WEST TEXAS UTILITIES COMPANY


        Name                                       Address

  Robert H. Alvis                              P. 0. Box 360
                                               Abilene, Texas 79604

  Durwood Chalker                              P. 0. Box 841
                                               Abilene, Texas 79604

  Ralph N. Hooks                               P. 0. Box 34
                                               Abilene, Texas 79604

  J. C. Hunter, Jr.                            803 Citizens National Bank
                                               Building
                                               Abilene, Texas 79601

  R. E. Kennedy                                P. 0. Box 841
                                               Abilene, Texas 79604

  C. R. Kinard                                 1052 North 5th
                                               Abilene, Texas  79601

  G. H. King                                   P. 0. Box 841
                                               Abilene, Texas  79604

  Tommy Morris                                 P. 0. Box 1221
                                               Abilene, Texas  79604

  S. B. Phillips, Jr.                          One Main Place-Suite 2700
                                               Dallas, Texas 75250

  W. K. Ramsey                                 P. 0. Box 5021
                                               San Angelo, Texas 76901

  Armistead D. Rust                            Rust Bear Creek Ranch
                                               Menard, Texas 76859

  W. P. Sayles                                 P. 0. Box 841
                                               Abilene, Texas 79604


     I, La Verne Grace, do hereby certify that I am the Secretary of West Texas Utilities Company, a Texas corporation, and, as such Secretary, have in my custody and possession the corporate records and seal of said corporation; and, as such Secretary, I do further certify that the attached is an excerpt (Section 1, Article V) from the By-laws of said corporation in effect as of the date of this certificate; and, as such Secretary, I do further certify that the attached is a list of the names and addresses of the incumbent Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the corporation this 24th day of May, 1977.




                                             Laverne Grace
                                              Secretary of
                                      West Texas Utilities Company


                       WEST TEXAS UTILITIES COMPANY

                Statement of Change of Registered Agent

To the Secretary of State
     of the State of Texas:

     Pursuant to the provisions of the Texas Business Corporation Act, the undersigned corporation, organized under the laws of the State of Texas, submits the following statement for the purpose of changing its registered agent in the State of Texas:

     1.  The name of the corporation is West Texas Utilities Company.

     2. The post office address of its present registered office is 301 Cypress, Abilene, Texas 79601, formerly 1062 N. Third.

     3.  The name of its present registered agent is Durwood Chalker.

     4.  The name of its successor registered agent is Glen D. Churchill.

     5. The post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

     6. Such change was authorized by an officer of the corporation so authorized by resolution duly adopted by it board of directors.

Dated: September 13, 1979.

                                     West Texas Utilities Company

                                        Glen D. Churchill
                                            President



                                          Donald A Shahan
                                             Secretary



STATE OF TEXAS
     County of Taylor

     I, M. W. Harper, a notary public, do hereby certify that on this 13th day of September, 1979, personally appeared before me Glen D. Churchill, who being by me first duly sworn, declared that he is the President of West Texas Utilities Company, that he signed the foregoing document as President of the corporation and that the statements therein contained are true.


                                             M. W. HARPER
                                Notary Public Taylor County, Texas


                          ARTICLES OF AMENDMENT
                                 TO THE
                   RESTATED ARTICLES OF INCORPORATION
                                   OF
                      WEST TEXAS UTILITIES COMPANY

West Texas Utilities Company (the "corporation"), a corporation organized and existing by virtue of the laws of the State of Texas, pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, adopts the-following Articles of Amendment to its Restated Articles of Incorporation:

                              ARTICLE ONE

The name of the corporation is West Texas Utilities Company.

                              ARTICLE TWO

The following amendment to the Restated Articles of Incorporation was adopted by the shareholders of the corporation on July 8, 1982. The amendment authorizes for a temporary period an increase in the proportion of permitted unsecured debt of the Company and an increase in the proportion of permitted unsecured debt that may mature within 10 years.

The amendment alters Subsection (5) (B) of Article VI of the Restated Articles of Incorporation, and changes it to read as follows:

          "(5) So long as any shares of the Preferred Stock shall be outstanding, the corporation shall not, without the consent (given by vote at an annual or special meeting of stockholders) of the record holders of a majority of the total number of shares of the Preferred Stock then outstanding, voting separately as a class:



     "(B) issue or assume any unsecured notes, debentures or other securities representing unsecured indebtedness (herein referred to as 'unsecured obligations'), for any purpose other than (i) the refunding of outstanding unsecured indebtedness or unsecured obligations theretofore incurred, issued or assumed by the corporation, or (ii) the reacquisition, redemption or other retirement of any indebtedness, if such transaction has been ordered, approved or permitted by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 or by any successor commission or other regulatory authority of the United States of America then having jurisdiction in the premises, or (iii) the reacquisition, redemption or other retirement of all outstanding shares of the Preferred Stock or of stock ranking prior to or on a parity with the Preferred Stock, if:

          "(1) immediately after such issue or assumption, the total principal amount of all unsecured obligations issued or assumed by the corporation and then outstanding would exceed


     (a) 25% of the sum of the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the corporation and then outstanding and the aggregate amount of the capital and surplus of the corporation as then stated on the books of account of the corporation (such sum being hereinafter referred to as 'total secured debt and capital'), or (b) the principal amount of all unsecured obligations maturing in less than ten years (herein referred to as 'short-term indebtedness'), issued or assumed by the corporation and then outstanding, computed as herein provided, would exceed 20% of the total secured debt and capital; or

          "(2) immediately after such issue or assumption, the total principal amount of unsecured obligations would exceed 20% of total secured debt and capital, and either (a) the total secured debt and capital of the corporation would exceed $750,000,000, or (b) the sum of the capital and surplus of the corporation as then stated on the books of account of the corporation would be less than 40% of the sum of the corporation's total secured debt and capital and short-term indebtedness; or

          "(3) with respect to the period commencing on the earlier of (a) the date one year after the first day of commercial operation of the Company's Oklaunion generating station or (b) January 1, 1989 (the earlier of such dates being hereinafter referred to as the 'Termination Date'), immediately after such issue or assumption, the principal amount of all unsecured obligations of the corporation then outstanding would exceed 20% of total secured debt and capital or the principal amount of all short-term indebtedness of the corporation then outstanding would exceed 10% of total secured debt and capital.

   "For purposes of this subparagraph (B), (i) with respect to any unsecured obligation originally having a single maturity of more than ten years, the principal amount of such obligation shall not be regarded as short-term indebtedness until such principal amount shall be due or required to be paid within three years and (ii) with respect to unsecured obligations having serial maturities or having sinking, purchase or similar periodic debt retirement provisions, the principal amount of the final maturity, any serial maturity or any periodic debt retirement maturity which originally was more than ten years shall not be regarded as short-term debt until such principal amount shall be due or required to be paid within three years."

                          ARTICLE THREE

The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:


                   Class                      Number of Shares
                   Common                         2,588,000
                   Preferred                         60,000

                           ARTICLE FOUR

The number of shares of each class voted for and against such amendment, respectively was:

                   Class                      Number of Shares Voted
                                            For                Against

                   Common                2,588,000               None
                   Preferred                41,534              4,895


     Dated 0ct. 13, 1982


                                        WEST TEXAS UTILITIES COMPANY

                                        By: G. H. KING
                                        Vice President

                                        And: Donald A. Shahan
                                        Secretary


STATE OF TEXAS
COUNTY OF TAYLOR

     Before me, a notary public, on this day personally appeared
G. H. King, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

     Given under my hand and seal of office this 13th day of Oct., A.D. 1982.

                                              M. W. HARPER
                                       Notary Public, state of Texas

                                          My commission expires:

                                                10-20-84



     (Notarial Seal)


                                  Statement of
                Resolution Establishing Series of Shares


To the Secretary of State
     of the State of Texas

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designat-ing a series of shares and fixing and determining the relative rights and preferences thereof:

     1.  The name of the corporation is: West Texas Utilities
         Company.

     2. The following resolution, establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof, was duly adopted by a committee of the Board of Directors of the corporation on June 6, 1983, which committee was established by resolution adopted by the Board of

Directors on    February 17, 1983:

     "RESOLVED, by a committee of the Board of Directors of West Texas Utilities Company (the "corporation"), such committee consisting of Messrs. Churchill, King and Hooks, directors of the corporation, and acting pursuant to authority granted by a resolu-tion of the Board on February 17, 1983, as permitted by Article 2.36 of the Texas Business Corporation Act:

     1. A series of the Preferred Stock of the corporation is hereby created and established out of the authorized and unissued shares of the Preferred Stock, par value $100 per share, of the corporation, said series to consist of 250,000 shares, all of which shares are hereby authorized to be issued by the corpo-ration.


     2.  Said series shall be designated 10.16% Preferred
Stock.

     3. The rate of dividend applicable to each of said shares of said series shall be 10.16% per annum on the par value thereof.

     4. The dividends on the shares of said series shall be cumulative from the date of issue of said shares.

     5. The shares of said series shall be subject to redemption, in whole at any time or in part from time to time, upon the notice and in the manner and with the effect provided in the Restated Articles of Incorporation, as amended, of the corpo-ration; and the redemption prices applicable to each of the shares of said series shall be the sum of $100.00, together with all unpaid dividends thereon accrued to the date of redemption, and, in addition, a premium of $10.16 per share if redeemed prior to June 1, 1988; $6.77 per share if redeemed on or after June 1, 1988, and prior to June 1, 1993; $3.39 per share if redeemed on or after June 1, 1993, and prior to June 1, 1998; and no premium if redeemed on or after June 1, 1998; provided, that none of the shares of said series may be redeemed, prior to June 1, 1988, if such redemption is for the purpose of refunding or is in anticipa-tion of the refunding of said shares through the use, directly or indirectly, of funds obtained by the corporation through the issuance of any shares of Preferred Stock or any other stock ranking prior to or on a parity with the Preferred Stock, or through the incurrence of debt by the corporation, at a dividend or interest cost, as the case may be, less than 10.236% per annum.

     6. In the event of the voluntary liquidation, dissolu-tion or winding up of the corporation, the amount which the holders of shares of the 10.16% Preferred Stock then outstanding shall be entitled to be paid in full, out of the net assets of the corporation and before any amount shall be paid or distributed to the holders of shares of the Common stock, shall be the then effective redemption price of such shares of Preferred Stock as provided in paragraph 5 above (including an amount equal to the accrued dividends on such shares), and no more.

     7. The shares of said series shall be subject to the terms, provisions and restrictions set forth in the Restated Articles of Incorporation, as amended, of the corporation with respect to the shares of Preferred Stock of the corporation, shall be of equal rank with and, excepting only as to the rate of dividend payable thereon, the voluntary liquidation prices and the redemption prices thereof and the terms and conditions of redemption applicable thereto and shall confer rights equal to the rights conferred by all other shares of Preferred Stock of the corporation.

     8. During each 12 month period ending May 31 in each year, beginning in 1989, as and for a sinking fund for the shares of said series the corporation shall, subject to the restrictions contained in this resolution, redeem and retire 7,500 shares of said series (being 3% of the number of shares of said series originally issued) at the sinking fund redemption price of $100 per share plus accrued dividends to the date of redemption (such required redemptions being hereinafter referred to as the "sinking fund requirement"). The sinking fund requirement shall be cumula-tive so that if the corporation shall fail to satisfy in full the sinking fund requirement in any such 12 month period, the amount of the deficiency shall be added to the sinking fund requirement for succeeding 12 month periods until such deficiency shall be made good. Such deficiency shall be made good as soon as practi-cable. In the event that the corporation is in arrears in the sinking fund requirement for any such 12 month period or periods, and so long as the corporation shall remain in arrears in such requirement, the corporation may not purchase, redeem or pay dividends on any of its stock ranking junior to the shares of said series.

     9. The corporation may satisfy the whole or any part of the sinking fund requirement for any such 12 month period by cancelling and retiring, prior to the end of such 12 month period, shares of said series purchased by the corporation or shares of said series redeemed by the corporation otherwise than pursuant to paragraph 8 of this resolution.

     10. The corporation may redeem through the sinking fund during any such 12 month period not more than 7,500 additional shares of said series. Any redemption of such additional shares so redeemed will not reduce the sinking fund requirement in any subsequent 12 month period, and the right of the corporation to apply such additional shares to the sinking fund requirement will not be cumulative.

     11. All shares of said series redeemed or purchased, including those applied to meet the sinking fund requirement, shall be cancelled and retired and shall become authorized but unissued shares of Preferred Stock but may not be reissued as shares of said series.

     12. No shares of said series shall be redeemed to satisfy the sinking fund requirement unless, at the date such shares are called for redemption, full dividends on all shares of the Preferred Stock of the corporation for all prior periods shall have been paid or declared and set apart for payment. Nothing contained in this resolution shall be deemed to require the corporation to redeem or purchase shares of said series at a time when it may not legally do so."

     A true and correct certified copy of the resolution of the Board of Directors of February 17, 1983, and the resolution of a committee of the Board of Directors of June 6, 1983, both referred to herein, are attached hereto as exhibits.




Dated June 8, 1983






                                      WEST TEXAS UTILITIES COMPANY



                                      BY G. H. King
                                      its Vice President


                                      BY Donald A. Shahan
                                      its Secretary

THE STATE OF TEXAS   )
COUNTY OF TAYLOR     )

     I, Ann Hawk, a Notary Public, do hereby certify that on this 8th day of June, 1983, personally appeared before me G. H. King, who being by me first duly sworn, declared that he is a Vice President of West Texas Utilities Company, that he signed the foregoing document as a Vice President of the corporation, and that the statements therein contained are true.






                                               ANN HAWK
                                Notary Public, Taylor County, Texas

                                                       EXHIBIT D





                        WEST TEXAS UTILITIES COMPANY

                          BY THE BOARD OF DIRECTORS

                        Meeting of February 17, 1983






                               RESOLUTION

     RESOLVED, by the Board of Directors as follows:
1. That this Board hereby authorizes and empowers the proper officers of the Company to execute and file or cause to be filed the following documents, and to take such action in the premises as may be required by law or may be deemed necessary or appropriate in their judgment, and hereby ratifies any such action heretofore taken, on behalf of the Company in connection with the proposed issuance and sale by the Company of up to $25,000,000 principal amount of $100 Par Value Preferred Stock ("Preferred Stock") and up to $25,000,000 either First Mortgage Bonds ("Bonds") or Debentures if the Company is unable to meet minimum indenture requirements.

     (A) A Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission for the registration of the Preferred Stock and Bonds or Debentures under the Securities Act of 1933, as amended, pursuant to Rule 415 thereunder;

     (B) Appropriate amendments to the Declaration on Form U-1, heretofore filed with the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, relating to the issue and sale of the Preferred Stock and Bonds or Debentures, the

                                 1

filing of which Declaration is hereby ratified, confirmed and adopted;
and,

     (C) Amendments to such documents and such other documents as may be required by law or may be deemed necessary or appropriate in their judgment.

2. That, Glen D. Churchill, Donald A. Shahan, Durwood Chalker, B. J. Harris, and J. E. Taulbee, and each of them, are hereby appointed attorneys-in-fact for the Company for the purpose of executing and filing any such Registration Statement, Form U-1 or any amendment to either, and the proper officers of the Company are hereby authorized to execute such documents as may be necessary to evidence such appointment.

3. That it is desirable and in the best interests of the Company that the Preferred Stock and Bonds or Debentures be qualified for sale in various states; that the President or any Vice President and the Secretary or any Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify for sale all or any part of the Preferred Stock and Bonds or Debentures as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states; and in connection therewith to execute and file all requisite papers and documents, including but not limited to applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by

                                   2

such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefore from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; provided, however, that nothing contained in this resolution shall be construed to require the Company to register or qualify as a foreign corporation in any state or to execute or file any general consent to service of process under the laws of any state.

4. That, subject to all necessary legal approvals, including the approval of the Securities and Exchange Commission under the Public Utility holding Company Act of 1935, as amended, and the approval of the Pricing Committee of this Board as to certain matters hereinafter referred to, the proper officers of the Company are hereby authorized and empowered to take all actions necessary, appropriate or desirable in their judgment in connection with the proposed issuance and sale by the Company of the Preferred Stock and Bonds or Debentures in accordance with the procedures described in the Declaration on Form U-1; and that the Company invite bids or otherwise solicit offers for the purchase from it of the Preferred Stock and Bonds or Debentures, such invitation or solicitation to be made in accordance with the procedures established by the proper officers of the Company.

5. That the Board hereby authorizes and empowers the proper officers of the Company to approve the form and provisions of the Underwriting Agreement, Supplemental Indenture and any related documents necessary for the issue and sale by the Company of the Preferred Stock and Bonds

                                  3

or Debentures to one or more underwriters (the "Underwriters") to be selected by the proper officers of the Company pursuant to applicable legal requirements under the Public Utility Holding Company Act of 1935, subject, however, to the approval by the Pricing Committee consisting of Glen D. Churchill, G. H. King, and C. R. Kinard. Glen D. Churchill, G.
H. King, and C. R. Kinard are designated and appointed as a Committee of this Board (the "Committee"), and Robert H. Alvis, Richard Bacon, Durwood Chalker, Ralph N. Hooks, C. R. Kinard, Tommy Morris, F. L. Stephens, or Lloyd D. Vincent are designated as an alternate member of the Committee to serve should any member be unable to serve at any meeting of the Committee as to certain matters hereinafter referred to; and the President, any Vice President of the Company, or the Treasurer, for and in its name and as its corporate act and deed, is each authorized and directed to execute the Underwriting Agreement in substantially such form with such changes in said document as the officer or officers of the Company executing it shall approve, such approval to be conclusively evidenced by the execution thereof.

6. That the Pricing Committee of this Board is hereby authorized
(acting by majority vote of the members present and voting) to approve the acceptance on behalf of the Company of a bid or offer for the Preferred Stock and Bonds or Debentures, submitted in accordance with the foregoing, which bid or offer results in the lowest cost of money to the Company in respect of the Preferred Stock and Bonds or Debentures; that the Committee is hereby authorized (acting by majority vote of the members present and voting); (a) to approve the exact principal amount of Preferred Stock and Bonds or Debentures to be sold from time to time,

                                   4

(b) to approve the dividend rate applicable to such Preferred Stock or interest rate or rates applicable to such Bonds or Debentures, (c) to approve the final maturity date or dates of the Bonds or Debentures (which shall not be less than five nor more than thirty years from their issuance date), and (d) to approve redemption, sinking fund and other terms of the Preferred Stock and Bonds or Debentures; and that the Pricing Committee shall meet upon call by any member thereof and upon not less than one hour's prior notice (which notice may be given orally or in writing).

7. That upon the entry by the Company into the Underwriting Agreement, and pursuant thereto, the Company shall issue, sell and deliver the Preferred Stock and Bonds or Debentures.

8. That following the acceptance of a bid or offer for the Bonds or Debentures, the Company shall enter into, execute and deliver a Supplemental Indenture (the "New Supplemental Indenture"), to in the case of Bonds, the Harris Trust and Savings Bank (the "Trustee"), as Trustee under the Company's Bond Indenture dated August 1, 1943, as amended and supplemented or in the case of Debentures to the Marine Midland Bank under the Company's Debenture Indenture dated June 1, 1982, (the "Indenture").

9. That the Pricing Committee is hereby authorized to approve the definitive engraved form of Preferred Stock and Bonds or Debentures and the facsimile signatures of the officers of the Company which shall be impressed, imprinted or reproduced on such definitive Certificate.



                                   5


10. That the Preferred Stock and Bonds or Debentures may be issued by the Company, at any time or from time to time, and that the proper officers of the Company are hereby authorized and empowered to execute, deliver and file such other documents and take such other action on behalf of the Company as may be necessary or expedient in their judgment in connection with the foregoing.

11. That the proper officers of the Company are hereby authorized to execute the Preferred Stock and Bonds or Debentures on behalf of the Company, by facsimile signatures as provided herein, and to deliver them for authentication to the Trustees.


12. That Wagstaff, Harrell, Alvis, Stubbeman, Seamster and Longacre of Abilene, Texas, and Jones, Day, Reavis & Pogue of Dallas, Texas, attorneys-at-law and counsel for the Company, and Randal G. Meador, an engineer, are selected and appointed by the Company as counsel and engineer, respectively, to give or furnish such legal opinions and engineer's certificates, respectively, as may be required in connection with the execution, authentication and sale of the Preferred Stock and Bonds or Debentures.








                                  6

13. The authority, power and duties heretofore granted to and conferred upon Illinois Stock Transfer Company and The First National Bank of Chicago, as Transfer Agent and Registrar, respectively, of the shares of all previous issues of Preferred Stock of the Company, are hereby extended and made applicable to the issue, upon original issue, or upon transfer, exchange or reissue, and to the countersignature and registration by them, respectively, upon such original issue, transfer or reissue, of certificates for not to exceed 250,000 shares of the Preferred Stock authorized hereby.







     I, Donald A. Shahan, do hereby certify that I am the Secretary of West Texas Utilities Company, a Texas corporation, hereinafter commonly referred to as the "Company"; that, as such Secretary, I have in my custody and possession the corporate records and the seal of the Company; and as such Secretary, I do hereby further certify that the attached and foregoing is a true and correct copy of a resolution, as such resolution appears upon the records of the Company, duly adopted by the Board of Directors of the Company at a meeting of said Board duly called and held, in accordance with the By-laws of the Company, on the 17th day of February, 1983, at which meeting a quorum of said Board was present and voting throughout; and that said resolution is now in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Company this 8th day of June, 1983.



                                          Donald A. Shahan
                                            Secretary of
                                   West Texas Utilities Company







                                 7


                                                       EXHIBIT E



                   WEST TEXAS UTILITIES COMPANY
         Resolution for Adoption by the Pricing Committee
                           June 6, 1983

     RESOLVED, by a committee of the Board of Directors of West Texas Utilities Company (the "corporation"), such committee consisting of Messrs. Churchill, King and Hooks, directors of the corporation, and acting pursuant to authority granted by a resolu-tion of the Board on February 17, 1983, as permitted by Article 2.36 of the Texas Business Corporation Act:

     1. A series of the Preferred Stock of the corporation is hereby created and established out of the authorized and unissued shares of the Preferred Stock, par value $100 per share, of the corporation, said series to consist of 250,000 shares, all of which shares are hereby authorized to be issued by the corpo-ration.

     2.  Said series shall be designated "10.16% Preferred
Stock".

     3. The rate of dividend applicable to each of said shares of said series shall be 10.16% per annum on the par value thereof.

     4. The dividends on the shares of said series shall be cumulative from the date of issue of said shares.

     5. The shares of said series shall be subject to redemption, in whole at any time or in part from time to time, upon the notice and in the manner and with the effect provided in the Restated Articles of Incorporation, as amended, of the corpo-ration; and the redemption prices applicable to each of the shares of said series shall be the sum of $100.00, together with all unpaid dividends thereon accrued to the date of redemption, and, in addition, a premium of $10.16 per share if redeemed prior to June 1, 1988; $6.77 per share if redeemed on or after June 1, 1988, and prior to June 1, 1993; $3.39 per share if redeemed on or after June 1, 1993, and prior to June 1, 1998; and no premium if redeemed on or after June 1, 1998; provided, that none of the shares of said series may be redeemed, prior to June 1, 1988, if such redemption is for the purpose of refunding or is in anticipa-tion of the refunding of said shares through the use, directly or indirectly, of funds obtained by the corporation through the issuance of any shares of Preferred Stock or any other stock ranking prior to or on a parity with the Preferred Stock, or through the incurrence of debt by the corporation, at a dividend or interest cost, as the case may be, less than 10.236% per annum.

     6. In the event of the voluntary liquidation, dissolu-tion or winding up of the corporation, the amount which the holders of shares of the 10.16% Preferred Stock then outstanding shall be entitled to be paid in full, out of the net assets of the corporation and before any amount shall be paid or distributed to the holders of shares of the Common Stock, shall be the then effective redemption price of such shares of Preferred Stock as provided in paragraph 5 above (including an amount equal to the accrued dividends on such shares), and no more.

     7. The shares of said series shall be subject to the terms, provisions and restrictions set forth in the Restated Articles of Incorporation, as amended, of the corporation with respect to the shares of Preferred Stock of the corporation, shall be of equal rank with and, excepting only as to the rate of dividend payable thereon, the voluntary liquidation prices and the redemption prices thereof and the terms and conditions of redemption applicable thereto and shall confer rights equal to the rights conferred by all other shares of Preferred Stock of the corporation.

     8. During each 12 month period ending May 31 in each year, beginning in 1989, as and for a sinking fund for the shares of said series the corporation shall, subject to the restrictions contained in this resolution, redeem and retire 7,500 shares of said series (being 3% of the number of shares of said series originally issued) at the sinking fund redemption price of $100 per share plus accrued dividends to the date of redemption (such required redemptions being hereinafter referred to as the "sinking fund requirement"). The sinking fund requirement shall be cumula-tive so that if the corporation shall fail to satisfy in full the sinking fund requirement in any such 12 month period, the amount of the deficiency shall be added to the sinking fund requirement for succeeding 12 month periods until such deficiency shall be made good. Such deficiency shall be made good as soon as practi-cable. In the event that the corporation is in arrears in the sinking fund requirement for any such 12 month period or periods, and so long as the corporation shall remain in arrears in such requirement, the corporation may not purchase, redeem or pay dividends on any of its stock ranking junior to the shares of said series.

     9. The corporation may satisfy the whole or any part of the sinking fund requirement for any such 12 month period by cancelling and retiring, prior to the end of such 12 month period, shares of said series purchased by the corporation or shares of said series redeemed by the corporation otherwise than pursuant to paragraph 8 of this resolution.

     10. The corporation may redeem through the sinking fund during any such 12 month period not more than 7,500 additional shares of said series. Any redemption of such additional shares so redeemed will not reduce the sinking fund requirement in any subsequent 12 month period, and the right of the corporation to apply such additional shares to the sinking fund requirement will not be cumulative.

     11. All shares of said series redeemed or purchased, including those applied to meet the sinking fund requirement, shall be cancelled and retired and shall become authorized but unissued shares of Preferred Stock but may not be reissued as shares of said series.

     12. No shares of said series shall be redeemed to satisfy the sinking fund requirement unless, at the date such shares are called for redemption, full dividends on all shares of the Preferred Stock of the corporation for all prior periods shall have been paid or declared and set apart for payment. Nothing contained in this resolution shall be deemed to require the corporation to redeem or purchase shares of said series at a time when it may not legally do so.

     13. The offer to purchase 250,000 shares of the 10.16% Preferred Stock submitted this day by Drexel Burnham Lambert Incorporated for themselves and as Managers of t-he other Under-writers listed in Schedule I to the Underwriting Agreement sub-mitted by such Managers, for the purchase of said shares from the corporation at $100 per share plus accrued dividends on such shares from the date of issue to the date of delivery and payment, subject to the terms of the Underwriting Agreement referred to below and at a compensation of $0.74 per share of 10.16% Pre-ferred Stock, is accepted by the corporation.

     14.  The action of Donald A. Shahan, Secretary and
Treasurer of the corporation, in (a) accepting on behalf of the corporation the offer to purchase said shares of 10.16% Preferred Stock upon the foregoing terms submitted this day by the Under-writers named above, and (b) executing and delivering a counter-part or counterparts of the Underwriting Agreement and thereby on behalf of the corporation entering into an Underwriting Agreement, is ratified and approved.

     15. The form of stock certificates to represent shares of said 10.16% Preferred Stock presented to and filed with the minutes of this meeting is approved in substantially the form presented; and the facsimile signatures of Glen D. Churchill and Donald A. Shahan, President and Secretary, respectively, of the corporation, which are impressed, imprinted or reproduced on said certificates are approved and adopted by the corporation.

16. The proper officers of the corporation, and each of them, are hereby directed to execute and deliver other documents on behalf of the corporation and to take all other actions neces-sary or appropriate to carry out the purposes of this resolution and to cause the sale and issuance of the 10.16% Preferred Stock on the terms indicated above.

     I, Donald A. Shahan, Secretary of West Texas Utilities Company, a Texas corporation, do hereby certify that the above and foregoing is a true and correct copy of a resolution adopted by a committee of-the Board of Directors of this Company on June 6, 1983, and is in full force and effect as of this date with no changes or alterations of any type.

IN WITNESS WHEREOF, I hereby set my hand and affix the seal of said corporation this 7th day of June, 1983.



                                      Donald A. Shahan
                                          Secretary
                                 West Texas Utilities Company

                              ARTICLES OF AMENDMENT
                                    TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                      OF
                          WEST  TEXAS UTILITIES COMPANY


West Texas Utilities Company (the "corporation"), a corporation organized and existing by virtue of the laws of the state of Texas, pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, adopts the following Articles of Amendment to its Restated Articles of Incorporation:

                                 ARTICLE ONE

The name of the corporation is West Texas Utilities Company.

                                 ARTICLE TWO

The following amendment to the Restated Articles of Incorporation was adopted by the shareholders of the corporation on February 14, 1984. The amendment increases from 310,000 shares to 810,000 shares the total number of shares of Preferred Stock which the corporation is authorized to issue.

The amendment deletes the first sentence of Article VI of the Restated Articles of Incorporation, as heretofore amended, and changes it to read as follows:

     The total number of authorized shares of capital stock of the Corporation is 8,610,000 shares, divided into two classes, namely: (1) Preferred Stock consisting of 810,000 shares of the par value of $100 each, of which 60,000 shares shall be designated and known as the "4.40% Cumulative Preferred Stock" and shall constitute a series of the Preferred Stock and 250,000 shares shall be designated and known as the "10.16% Cumulative Preferred Stock" and shall constitute a series of the Preferred Stock, and (2) Common Stock, consisting of 7,800,000 shares of the par value of $25 each.

                          ARTICLE THREE

The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                    Class                    Number of Shares
                   Common                       4,088,560
                   Preferred                      310,000


                          ARTICLE FOUR

The number of shares of each class that voted for and against such amendment, respectively, was:

            Class                       Number of Shares Voted
                                      For                   Against
            Common                  4,088,560                 None
          Preferred                   232,362                 3,893




Dated March 23, 1984




                                     WEST TEXAS UTILITIES COMPANY

                                     By G. D. Churchill
                                     President


                                     And: Donald A. Shahan
                                     Secretary

STATE OF TEXAS   )

COUNTY OF TAYLOR )

     Before me, a notary public, on this day personally appeared
Glen D. Churchill, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

     Given under my hand and seal of office this 23rd day of March, 1984.


                                         Dianne Vickers
                                  Notary Public, State of Texas

                                  My commission expires:

                                  June 28, 1987



                      STATEMENT OF RESOLUTION

                   ESTABLISHING SERIES OF SHARES

To the Secretary of State
of the State of Texas

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof:

     1.  The name of the corporation is: West Texas
Utilities Company.

     2. The following resolution, establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof, was duly adopted by a committee of the Board of Directors of the corporation on March 6, 1986, which committee was established by resolution adopted by the Board of Directors on January 10, 1984; and acting pursuant to the authority granted by such resolutions as permitted by Article 2.36 of the Texas Business Corporation Act:

     RESOLVED, by a committee of the Board of Directors of West Texas Utilities Company (the "corporation"), such committee consisting of Messrs. Glen D. Churchill, G. H. King and Robert H. Alvis, directors of the corporation, and acting pursuant to authority granted by a resolution of the Board on January 10, 1984, as permitted by Article 2.36 of the Texas Business Corporation Act:

     1.  A series of the Preferred Stock of the
corporation is hereby created and established out of the authorized and unissued shares of the Preferred Stock, par value $100 per share, of the corporation, said series to consist of 250,000 shares, all of which shares are hereby authorized to be issued by the corporation.

     2.  Said series shall be designated "7-1/4% Preferred
Stock."

     3. The rate of dividend applicable to each of said shares of said series shall be 7-1/4% per annum on the par value thereof.


     4. The dividends on the shares of said series shall be cumulative from the date of issue of said shares.

     5. The shares of said series shall be subject to redemption, in whole at any time or in part from time to time, upon the notice and in the manner and with the effect provided in the Restated Articles of Incorporation at the following general redemption prices per share, plus in each case accrued and unpaid dividends to the date of redemption: $107.25 if redeemed prior to April 1, 1991; $102.72 if redeemed on or after April 1, 1991 but prior to April 1, 1992; $101.82 if redeemed on or after April 1, 1992 but prior to April 1, 1993; $100.91 if redeemed on or after April 1, 1993 but prior to April 1, 1994; and $100.00 if redeemed on or after April 1, 1994; provided, that none of the shares of said series may be redeemed prior to April 1, 1991 if such redemption is for the purpose of refunding or is in anticipation of the refunding of said shares through the use, directly or indirectly, of funds obtained by the corporation through the issuance of any shares of Preferred Stock or any other stock ranking prior to or on a parity with the Preferred Stock, or through the incurrence of debt by the corporation, at a dividend or interest cost, as the case may be, less than 7.30% per annum.

     6. In the event of the voluntary liquidation, dissolution or winding up of the corporation, the amount which the holders of shares of the 7-1/4% Preferred Stock then outstanding shall be entitled to be paid in full, out of the net assets of the corporation and before any amount shall be paid or distributed to the holders of shares of the Common Stock, shall be the then effective redemption price of such shares of Preferred Stock as provided in paragraph 5 above (including an amount equal to the accrued dividends on such shares), and no more.

     7. The shares of said series shall be subject to the terms, provisions and restrictions set forth in the Restated Articles of Incorporation, as amended, of the corporation with respect to the shares of Preferred Stock of the corporation, shall be of equal rank with and, excepting only as to the rate of dividend payable thereon, the voluntary liquidation prices and the redemption prices thereof and the terms and conditions of redemption applicable thereto, shall confer rights equal to the rights conferred by all other shares of Preferred Stock of the corporation.

     8. During each 12 month period beginning April 1 in each year, beginning in 1991, as and for a sinking fund for the shares of said series the corporation shall, subject to the restrictions contained in this Resolution, redeem and retire 50,000 shares of said series (being 20% of the number of shares of said series originally issued) at the sinking fund redemption price of $100 per share plus accrued dividends to the date of redemption (such required redemptions being hereinafter referred to as the "sinking fund requirement").
The sinking fund requirement shall be cumulative so that if the corporation shall fail to satisfy in full the sinking fund requirement in any such 12 month period, the amount of the deficiency shall be added to the sinking fund requirement for succeeding 12 month periods until such deficiency shall be made good. Such deficiency shall be made good as soon as practicable. In the event that the corporation is in arrears in the sinking fund requirement for any such 12 month period or periods, and so long as the corporation shall remain in arrears in such requirement, the corporation may not purchase, redeem or pay dividends on any of its stock ranking junior to the shares of said series.

     9. The corporation may satisfy the whole or any part of the sinking fund requirement for any such 12 month period by cancelling and retiring, prior to the end of such 12 month period, shares of said series purchased by the corporation or shares of said series redeemed by the corporation otherwise than pursuant to paragraph 8 of this Resolution.

     10. The corporation may redeem through the sinking fund during any such 12 month period not more than 50,000 additional shares of said series at the sinking fund redemption price of $100 per share plus accrued dividends the date of redemption. Any redemption of such additional shares so redeemed will not reduce the sinking fund requirement in any subsequent 12 month period, and the right of the corporation to apply such additional shares to the sinking fund requirement will not be cumulative.

     11. All shares of said series redeemed or purchased, including those applied to meet the sinking fund requirement, shall be cancelled and retired and shall become authorized and unissued shares of Preferred Stock but may not be reissued as shares of said series.

     12. No shares of said series shall be redeemed to satisfy the sinking fund requirement unless, at the date such shares are called for redemption, full dividends on all shares of the Preferred Stock of the corporation for all prior periods shall have been paid or declared and set apart for payment. Nothing contained in this Resolution shall be deemed to require the corporation to redeem or purchase shares of said series at a time when it may not legally do so.


     IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by Lawrence B. Connors, its Secretary and Director of Accounting and Finance this 10th day of March
1986.


                               WEST TEXAS UTILITIES COMPANY

                               By: L. B. Connors
                               Secretary and Director of
                               Accounting and Finance

To the Secretary of State
     of the State of Texas:


     Pursuant to the provisions of Article 4.10 of the Texas
Business Corporation Act, the undersigned Corporation submits the following statement of cancellation by redemption of redeemable shares of the Corporation.

     1.  The name of the Corporation is West Texas Utilities
Company.

     2. The number of redeemable shares cancelled through the redemption is 125,000, itemized as follows:

     Class                   Series              Number of Shares

  Preferred Stock       10.16% Preferred Stock            125,000

     3. The aggregate number of issued shares of the Corporation after giving effect to such cancellation is 5,923,560, itemized as follows:


  Class                   Series              Number of Shares

Common Stock               N/A                   5,488,560

Preferred Stock       4.40% Preferred Stock         60,000

Preferred Stock       7.25% Preferred Stock        250,000

Preferred Stock      10.16% Preferred Stock        125,000

     4. The amount of the stated capital of the Corporation after giving effect to such cancellation is $180,714,000.

Dated June 9, 1987.


                                WEST TEXAS UTILITIES COMPANY


                                By Lawrence B. Connors,
                                Lawrence B. Connors,
                                Secretary and Director of
                                Accounting and Finance




5019g


                         ARTICLES OF AMENDMENT

                                TO THE

                  RESTATED ARTICLES OF  INCORPORATION

                                  OF

                      WEST TEXAS UTILITIES COMPANY


     West Texas Utilities Company (the "corporation"), a corpora-tion organized and existing by virtue of the laws of the State of Texas, pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, adopts the following Articles of Amendment to its Restated Articles of Incorporation:

                             ARTICLE ONE

     The name of the corporation is West Texas Utilities Company.

                             ARTICLE TWO

     The following amendment to the Restated Articles of Incorporation was adopted by the shareholders of the corporation on January
29, 1988. The amendment provides for the limitation of personal liability of directors to the Corporation or its shareholders.
The amendment is in the form of an addition of Article VII and reads as follows:

                            "ARTICLE VII

          To the full extent permitted by the Texas Miscellaneous Corporation Laws Act or any other applicable laws as presently or hereafter in effect, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for or with respect to any acts or omissions in his or her capacity as a director of the Corporation, including those acts or omissions which con-stitute negligence, whether such negligence is sole or joint and concurrent with the negligence of others. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment."

                            ARTICLE THREE

     The number of shares of common stock of the corporation outstanding at the time of such adoption was 5,488,560, and the number of shares entitled to vote thereon was 5,488,560.


                                 -1-

There were 435,000 shares of preferred stock also outstanding.
only the shares of common stock were entitled to vote.

                             ARTICLE FOUR

     The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

Dated March 7, 1988


                              WEST TEXAS UTILITIES COMPANY


                              BY: G. D. Chruchill
                              President


                              AND: L. B. Connors
                              Secretary

THE STATE OF TEXAS    x

COUNTY OF TAYLOR      x

Before me, a notary public, on this day personally appeared Glen D. Churchill, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

Given under my hand and seal of office this 7th day of March, 1988.


                          Ann Hawkins
                          Notary Public, State of Texas

                          NOTARY'S PRINTED NAME:
                          ANN HAWKINS
                          My Commission Expires: 3-2-92




                                  -2-


To the Secretary of State
of the State of Texas:

     Pursuant to the provision of Article 4.10 of the Texas Business Corporation Act, the undersigned Corporation submits the following statement of cancellation by redemption of redeemable shares of the Corporation.

     1.  The name of the Corporation is West Texas Utilities Company.

     2. The number of redeemable shares cancelled through the redemption is 125,000, itemized as follows:

  Class                         Series                 Number of Shares

Preferred Stock          10.16% Preferred Stock                125,000

     3. The aggregate number of issued shares of the Corporation after giving effect to such cancellation is 5,798,560, itemized as follows:

  Class                         Series                 Number of Shares

Common Stock                     N/A                     5,488,560

Preferred Stock           4.40% Preferred Stock             60,000

Preferred Stock           7.25% Preferred Stock            250,000

     4. The amount of the stated capital of the Corporation after giving effect to such cancellation is $168,214,000.

Dated August 26, 1988.


                                    WEST TEXAS UTILITIES COMPANY


                                    By L. B. Connors
                                    Lawrence B. Connors,
                                    Secretary and Director of
                                    Accounting and Finance




               STATEMENT OF CHANGE OF REGISTERED OFFICE
                    OR REGISTERED AGENT OR BOTH BY
                        A PROFIT CORPORATION


     1.  The name of the corporation is West Texas Utilities Company.

         The corporation's charter number is 049483-0.

     2. The address of the CURRENT registered office as shown in the records of the Texas secretary of state is: 1062 N. Third, Abilene, Texas 79601.

     3. The address of the NEW registered office is: 301 Cypress, Abilene, Texas 79601.

     4. The name of the CURRENT registered agent as shown in the records of the Texas secretary of state is Glen D.
         Churchill.

     5.  The name of the NEW registered agent is Glenn Files.

     6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

     7. The changes shown above were authorized by the board of directors.



                                    Glenn Files
                                    Glenn Files
                                    President and Chief Executive Officer
                                    West Texas Utilities Company




                      STATEMENT OF CANCELLATION OF
                           REDEEMABLE SHARES


To the Secretary of State
     of the State of Texas:


     Pursuant to the provisions of Article 4.10 of the Texas
Business Corporation Act, the undersigned Corporation submits the following statement of cancellation by redemption of redeemable shares of the Corporation.


     1. The name of the Corporation is West Texas Utilities
Company.


     2. The number of redeemable shares canceled through redemption is 203,000, itemized as follows:


  Class                  Series             Number of Shares

Preferred Stock    7.25% Preferred Stock          203,000


     3. The aggregate number of issued shares of the Corporation after giving effect to such cancellation is 5,595,560, itemized as follows:


  Class                 Series             Number of Shares

Common Stock             N/A                   5,488,560

Preferred Stock    4.40% Preferred Stock          60,000

Preferred Stock    7.25% Preferred Stock          47,000


     4. The amount of the stated capital of the Corporation after giving effect to such cancellation is $147,914,000.

     5. The number of shares which the Corporation has authority to issue after giving effect to the cancellation is 8,157,000 itemized as follows:


                                   1


  Class                  Series             Number of Shares

Common Stock               N/A                 7,800,000

Preferred Stock   4.40% Preferred Stock           60,000

Preferred Stock   7.25% Preferred Stock           47,000

Preferred Stock        Undesignated              250,000


Dated July 28, 1993.

                                  WEST TEXAS UTILITIES COMPANY


                                  By: Joe Lambright
                                  Controller and Treasurer


STATE OF TEXAS   )

COUNTY OF TAYLOR )

     Before me, a notary public, on this day personally appeared
Joe Lambright, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 10th day of
August, 1993.



                                     Martha Murray
                             Notary Public State of Texas









                                   2



                       STATEMENT OF CANCELLATION OF
                            REDEEMABLE SHARES

To the Secretary of State
     of the State of Texas:


     Pursuant to the provisions of Article 4.10 of the Texas
Business Corporation Act, the undersigned Corporation submits the following statement of cancellation by redemption of redeemable shares of the Corporation.


     1. The name of the Corporation is West Texas Utilities
Company.


     2. The number of redeemable shares canceled through redemption is 47,000, itemized as follows:


  Class                 Series            Number of Shares

Preferred Stock   7.25% Preferred Stock         47,000


     3. The aggregate number of issued shares of the Corporation after giving effect to such cancellation is 5,548,560, itemized as follows:


  Class                 Series            Number of Shares

Common Stock              N/A                  5,488,560

Preferred Stock    4.40% Preferred Stock          60,000


     4. The amount of the stated capital of the Corporation after giving effect to such cancellation is $143,214,000.

     5. The number of shares which the Corporation has authority to issue after giving effect to the cancellation is 8,110,000 itemized as follows:



                                   1


  Class                 Series            Number of Shares

Common Stock             N/A                  7,800,000

Preferred Stock   4.40% Preferred Stock          60,000

Preferred Stock      Undesignated               250,000

Dated August 31, 1994.

                               WEST TEXAS UTILITIES COMPANY

                               By: Dennis M. Sharkey
                               Dennis Sharkey
                               Vice President-Administration

STATE OF TEXAS    )

COUNTY OF TAYLOR  )

     Before me, a notary public, on this day personally appeared Dennis Sharkey, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this 31st day of
August, 1994.




                                          Marie Knight
                                     Notary Public, State of Texas







                                           2